                                                                    EXHIBIT G(2)

                                    AMENDMENT
                                       TO
                           MASTER CUSTODIAN AGREEMENT

     This amendment (the "Amendment") to Master Custodian Agreement is made as of the 18th day of June, 2007 by and between each Fund listed on Appendix A and Investors Bank & Trust Company ("Bank").

     WHEREAS, the parties hereto have entered into a Master Custodian Agreement (the "Agreement") dated as of June 30, 2005, as amended; and

     WHEREAS, the parties hereto wish to amend Appendix A of the Agreement in order to add ten additional funds as covered parties to the Agreement.

     NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment of Appendix A. Appendix A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Appendix A attached hereto.

2. Except as modified hereby, the Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

INVESTORS BANK & TRUST COMPANY


By: /s/ Stephen DeSalvo
    --------------------------
Name: Stephen DeSalvo
Title: Managing Director


ECLIPSE FUNDS
ECLIPSE FUNDS INC.
MAINSTAY VP SERIES FUND, INC.
THE MAINSTAY FUNDS
ICAP FUNDS, INC.


By: /s/ Stephen P. Fisher
    --------------------------
Name: Stephen P. Fisher
Title: President


MCMORGAN FUNDS


By: /s/ Mark R. Taylor
    --------------------------
Name: Mark R. Taylor
Title: President & Principal
       Executive Officer

                                   APPENDIX A
                                     TO THE
                           MASTER CUSTODIAN AGREEMENT
                              (AS OF JUNE 18, 2007)

FUND                            PORTFOLIO
----                            ---------
THE MAINSTAY FUNDS              Capital Appreciation Fund
                                Common Stock Fund
                                Convertible Fund
                                Diversified Income Fund
                                Equity Index Fund
                                Global High Income Fund
                                Government Fund
                                High Yield Corporate Bond Fund
                                International Equity Fund
                                Large Cap Growth Fund
                                MAP Fund
                                Mid Cap Growth Fund
                                Mid Cap Value Fund
                                Money Market Fund
                                Small Cap Growth Fund
                                Small Cap Value Fund
                                Tax Free Bond Fund
                                Total Return Fund
                                Value Fund
                                Institutional Bond Fund
                                Principal Preservation Fund

ECLIPSE FUNDS                   Mid Cap Opportunity Fund
                                Small Cap Opportunity Fund
                                Balanced Fund

ECLIPSE FUNDS INC.              130/30 Core Fund
                                130/30 Growth Fund
                                130/30 International Fund
                                Retirement 2010 Fund
                                Retirement 2020 Fund
                                Retirement 2030 Fund
                                Retirement 2040 Fund
                                Retirement 2050 Fund
                                All Cap Growth Fund
                                All Cap Value Fund
                                Cash Reserves Fund
                                Conservative Allocation Fund
                                Floating Rate Fund
                                Growth Allocation Fund
                                Growth Equity Fund
                                Income Manager Fund
                                Indexed Bond Fund
                                Intermediate Term Bond Fund

FUND                            PORTFOLIO
----                            ---------
                                Large Cap Opportunity Fund (as of July 29, 2005)
                                Moderate Allocation Fund
                                Moderate Growth Allocation Fund
                                S&P 500 Index Fund
                                Short Term Bond Fund

ICAP FUNDS, INC.                MainStay ICAP Equity Fund
                                MainStay ICAP Select Equity Fund
                                MainStay ICAP International Fund

MAINSTAY VP SERIES FUND, INC.   Balanced Portfolio
                                ICAP Select Equity Portfolio
                                Bond Portfolio
                                Capital Appreciation Portfolio
                                Cash Management Portfolio
                                Common Stock Portfolio
                                Conservative Allocation Portfolio
                                Convertible Portfolio
                                Developing Growth Portfolio
                                Floating Rate Portfolio
                                Government Portfolio
                                Growth Allocation Portfolio
                                High Yield Corporate Bond Portfolio
                                Income and Growth Portfolio
                                International Equity Portfolio
                                Large Cap Growth Portfolio
                                Mid Cap Core Portfolio
                                Mid Cap Growth Portfolio
                                Mid Cap Value Portfolio
                                Moderate Allocation Portfolio
                                Moderate Growth Allocation Portfolio
                                S&P 500 Index Portfolio
                                Small Cap Growth Portfolio
                                Total Return Portfolio
                                Value Portfolio

MCMORGAN FUNDS                  Balanced Fund
                                Equity Investment Fund
                                Fixed Income Fund
                                High Yield Fund
                                Intermediate Fixed Income Fund
                                Principal Preservation Fund